                                                                    EXHIBIT 12.1

                           AVALONBAY COMMUNITIES, INC.
   RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                        Six Months                Year                   Year
                                                           Ended                  Ended                  Ended
                                                         June 30,             December 31,           December 31,
                                                           1999                   1998                   1997
                                                        ---------             ------------         ----------------
 Net Operating Income                                    $  53,970              $  94,434               $ 38,941

 (Less) Nonrecurring item:
       Gain on sale                                      $  (5,304)             $  (3,970)              $     -
       Non-recurring charges                             $  16,590              $      -                $     -

 (Plus) Extraordinary item:
       Unamortized loan fee write-off                    $      -               $      -                $     -

 (Plus) Fixed charges:
       Interest expense                                  $  34,949              $  54,003               $ 14,113
       Interest capitalized                                 13,149                 16,977                  6,985
       Debt cost amortization                                  332                    670                    505
       Preferred dividend                                   19,890                 25,874                  7,480
                                                         ----------             ----------              ---------

            Total fixed charges (1)                      $  68,320              $  97,524               $ 29,083

 (Less):
       Interest capitalized                              $  13,149              $  16,977               $  6,985
       Preferred dividend                                   19,890                 25,874                  7,480

 Adjusted earnings (2)                                   $ 100,537              $ 145,137               $ 53,559
                                                         ----------             ----------              ---------

 Ratio (2 divided by 1)                                       1.47                   1.49                   1.84
                                                         ==========             ==========              =========

                                                   Year                   Year
                                                   Ended                  Ended               March 17-              January 1-
                                               December 31,           December 31,           December 31             March 16,
                                                   1996                   1995                  1994                   1994
                                             ---------------        ---------------       ----------------       -----------------
 Net Operating Income                             $ 19,626               $ 11,460               $  7,486                $  (716)

 (Less) Nonrecurring item:
       Gain on sale                               $     -                $(2,412)               $     -                 $    -
       Non-recurring charges                      $     -                $     -                $     -                 $    -

 (Plus) Extraordinary item:
       Unamortized loan fee write-off             $   511                $     -                $     -                 $    -

 (Plus) Fixed charges:
       Interest expense                           $ 14,276               $ 11,472               $  4,782                $ 2,358
       Interest capitalized                          2,567                  3,641                  2,096                      -
       Debt cost amortization                          667                  1,278                    241                     80
       Preferred dividend                            4,264                    917                     -                      -
                                                  ---------              ---------              ---------               -------

            Total fixed charges (1)               $ 21,774               $ 17,308               $  7,119                $ 2,438

 (Less):
       Interest capitalized                       $  2,567               $  3,641               $  2,096                $     -
       Preferred dividend                            4,264                    917                      -                      -

 Adjusted earnings (2)                            $ 35,080               $ 21,798               $ 12,509                $ 1,722
                                                  ---------              ---------              ---------               -------

 Ratio (2 divided by 1)                               1.61                   1.26                   1.76                   0.71
                                                  =========              =========              =========               ========


                           AVALONBAY COMMUNITIES, INC.
                       RATIOS OF EARNINGS TO FIXED CHARGES

                                           Six Months                Year                   Year                   Year
                                              Ended                  Ended                  Ended                  Ended
                                            June 30,             December 31,           December 31,           December 31,
                                              1999                   1998                   1997                   1996
                                        ---------------        ----------------       -----------------      -----------------
 Net Operating Income                      $  53,970              $  94,434               $ 38,941               $ 19,626

 (Less) Nonrecurring item:
       Gain on sale                        $  (5,304)             $  (3,970)              $      -               $      -
       Non-recurring charges               $  16,590              $       -               $      -               $      -

 (Plus) Extraordinary item:
       Unamortized loan fee write-off      $       -              $       -               $      -               $    511

 (Plus) Fixed charges:
       Interest expense                    $  34,949              $  54,003               $ 14,113               $ 14,276
       Interest capitalized                   13,149                 16,977                  6,985                  2,567
       Debt cost amortization                    332                    670                    505                    667
                                           ----------             ----------              ---------              ---------

            Total fixed charges (1)        $  48,430              $  71,650               $ 21,603               $ 17,510

 (Less):
       Interest capitalized                $  13,149              $  16,977               $  6,985               $  2,567

 Adjusted earnings (2)                     $ 100,537              $ 145,137               $ 53,559               $ 35,080
                                           ----------             ----------              ---------              ---------

 Ratio (2 divided by 1)                         2.08                   2.03                   2.48                   2.00
                                           ==========             ==========              =========              =========


                                                   Year
                                                   Ended               March 17-              January 1-
                                               December 31,           December 31             March 16,
                                                   1995                  1994                   1994
                                             -----------------     -----------------      -----------------
 Net Operating Income                            $ 11,460               $  7,486                $  (716)

 (Less) Nonrecurring item:
       Gain on sale                              $ (2,412)              $      -                $     -
       Non-recurring charges                     $      -               $      -                $     -

 (Plus) Extraordinary item:
       Unamortized loan fee write-off            $      -               $      -                $     -

 (Plus) Fixed charges:
       Interest expense                          $ 11,472               $  4,782                $ 2,358
       Interest capitalized                         3,641                  2,096                      -
       Debt cost amortization                       1,278                    241                     80
                                                 ---------              ---------               -------

            Total fixed charges (1)              $ 16,391               $  7,119                $ 2,438

 (Less):
       Interest capitalized                      $  3,641               $  2,096                $     -

 Adjusted earnings (2)                           $ 21,798               $ 12,509                $ 1,722
                                                 ---------              ---------               -------

 Ratio (2 divided by 1)                              1.33                   1.76                   0.71
                                                 =========              =========               ========